UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 23, 2011, Morton’s Restaurant Group, Inc. (“Morton’s” or the “Company”) announced that it called for redemption all outstanding shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) on January 23, 2012. The Series A Preferred Stock will be redeemed at a redemption price of $5.00 per share in cash, without interest, less any applicable tax withholding as may be required by law. The Series A Preferred Stock is currently listed on the New York Stock Exchange under the symbol “MRTPRA”. A copy of the press release and notice of redemption for the Series A Preferred Stock are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by the Company dated December 23, 2011

99.2	Notice of Redemption of Series A Convertible Preferred Stock dated December 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: December 23, 2011	/S/ RONALD M. DINELLA
Ronald M. DiNella

Senior Vice President, Chief Financial Officer And Treasurer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release issued by the Company dated December 23, 2011

99.2	Notice of Redemption of Series A Convertible Preferred Stock dated December 23, 2011